Exhibit 3.1

WORKDAY, INC.

AMENDED AND RESTATED BYLAWS

(As Adopted March 8, 2013)

WORKDAY, INC.

AMENDED AND RESTATED BYLAWS

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TABLE OF CONTENTS

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TABLE OF CONTENTS

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Section 9.5:	Dividends	23
Section 9.6:	Certificate of Incorporation Governs	23
Section 9.7:	Severability	23

ARTICLE X: AMENDMENT		23

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WORKDAY, INC.

AMENDED AND RESTATED BYLAWS

As Adopted March 8, 2013

ARTICLE I: STOCKHOLDERS

Section 1.1: Annual Meetings. If required by applicable law, an annual meeting of stockholders of Workday, Inc., a Delaware corporation (“Workday”) will be held for the election of directors at such date and time as may be determined from time to time by the Board of Directors of Workday (the “Board of Directors”). The meeting may be held either at a place, within or without the State of Delaware, or by means of remote communication as the Board of Directors in its sole discretion may determine. Any other proper business may be transacted at the annual meeting.

Section 1.2: Special Meetings. Unless otherwise provided by the Certificate of Incorporation of Workday (the “Certificate of Incorporation”), special meetings of stockholders for any purpose or purposes may be called at any time only by the Chairperson of the Board of Directors, a Chief Executive Officer, the President or by or at the direction of the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors of the Board of Directors (the “Whole Board”), and may not be called by any other person or persons. Any special meeting may be held either at a place, within or without the State of Delaware, or by means of remote communication as the Board of Directors in its sole discretion may determine.

Section 1.3: Notice of Meetings. Unless otherwise provided by the Certificate of Incorporation, notice of all meetings of stockholders will be given in writing or by electronic transmission in the manner provided by applicable law (including, without limitation, as set forth in Section 7.1.2 of these Bylaws) stating the date, time and place, if any, of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise required by applicable law or the Certificate of Incorporation, such notice will be given not less than ten (10), nor more than sixty (60), days before the date of the meeting to each stockholder of record entitled to vote at such meeting as of the record date for determining stockholders entitled to notice of the meeting.

Section 1.4: Adjournments. The chairperson of any meeting of stockholders or the Board of Directors will have, in his, her or its sole discretion, the power to adjourn the meeting to another time, date and place (if any), whether or not a quorum is present. Any meeting of stockholders may adjourn from time to time, and notice need not be given of any such adjourned meeting if the time, date and place (if any) thereof and the means of remote communications (if any) by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than thirty (30) days, a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the meeting; provided, further, that if after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors will fix a new record date for notice of such adjourned meeting (which record date for determining stockholders entitled to notice of such adjourned meeting will be the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting), and will give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting. At the adjourned meeting, Workday may transact any business that might have been transacted at the original meeting. To the fullest extent permitted by law, the Board of Directors may postpone, reschedule or cancel any previously scheduled annual or special meeting of stockholders.

Section 1.5: Quorum. At each meeting of stockholders, the holders of a majority of the voting power of the shares of stock entitled to vote at the meeting, present in person or represented by proxy, will constitute a quorum for the transaction of business, except if otherwise required by applicable law, the Certificate of Incorporation or these Bylaws, If a quorum fails to attend any meeting, the chairperson of the meeting may adjourn the meeting without notice other than announcement at the meeting, until such quorum will be present or represented by proxy. Shares of Workday’s stock belonging to Workday (or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation are held, directly or indirectly, by Workday), will neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing will not limit the right of Workday or any other corporation to vote any shares of Workday’s stock held by it in a fiduciary capacity and to count such shares for purposes of determining a quorum.

Section 1.6: Organization. Meetings of stockholders will be presided over by such person as the Board of Directors may designate, or, in the absence of such a person, the Chairperson of the Board of Directors, or, in the absence of such a person, a Chief Executive Officer, or in the absence of such a person, the President of Workday, or, in the absence of a such person, such person as may be chosen by the holders of a majority of the voting power of the shares entitled to vote who are present, in person or by proxy, at the meeting. Such person will be chairperson of the meeting and, subject to Section 1.11 hereof, will determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seems to him or her to be in order. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it deems appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairperson of the meeting will have the right and authority to convene and, for any or no reason, to recess and/or to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as in his or her judgment are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairperson, may include, without limitation, the following: (i) the establishment of an agenda for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of Workday, their duly authorized and constituted proxies or such other persons as the chairperson of the meeting will determine; (iv)

restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The chairperson of the meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, will, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and, if such chairperson should so determine, such chairperson will so declare to the meeting and any such matter or business not properly brought before the meeting will not be transacted or considered. The Secretary of Workday will act as secretary of the meeting, but in such person’s absence, the chairperson of the meeting may appoint any person to act as secretary of the meeting.

Section 1.7: Voting; Proxies. Each stockholder entitled to vote at a meeting of stockholders, or to take corporate action by written consent without a meeting, may authorize another person or persons to act for such stockholder by proxy. Such a proxy may be prepared, transmitted and delivered in any manner permitted by applicable law. Except as otherwise provided by the Certificate of Incorporation, directors will be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Unless otherwise provided by applicable law, the Certificate of Incorporation or these Bylaws, or any other applicable rules or regulations, including the applicable rules or regulations of any stock exchange upon which Workday’s securities are listed, every matter other than the election of directors will be decided by the affirmative vote of a majority of the votes properly cast for or against such matter, and, for the avoidance of doubt, neither abstentions nor broker non-votes will be counted as votes cast for or against such matter.

Section 1.8: Fixing Date for Determination of Stockholders of Record.

1.8.1 Meetings. In order that Workday may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix, in advance, a record date, which will not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which will not be more than sixty (60), nor less than ten (10), days before the date of such meeting. If the Board of Directors so fixes a date, such date will also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting will be the date for making such determination. If no record date is fixed by the Board of Directors, then the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders will be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the next preceding day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders will apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case will also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the forgoing provisions of this subsection 1.8.1 at the adjourned meeting.

1.8.2 Stockholder Action by Written Consent. In order that Workday may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date will not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which will not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors pursuant to the first sentence of this Section 1.8.2, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, will be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to Workday by delivery to its registered office in Delaware, its principal place of business, or to any officer or agent of Workday having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to Workday’s registered office will be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors pursuant to the first sentence of this Section 1.8.2 and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting will be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

1.8.3 Other Matters. In order that Workday may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or may determine the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date will not precede the date upon which the resolution fixing the record date is adopted, and which record date will not be more than sixty (60) days prior to such action. If no such record date is fixed, the record date for determining stockholders for any such purpose will be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 1.9: List of Stockholders Entitled to Vote. At least ten (10) days before the date of every meeting of stockholders, a complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder, will be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either (i) on a reasonably accessible electronic network as permitted by law (provided that the information required to gain access to the list is provided with the notice of the meeting), or (ii) during ordinary business hours at the principal place of business of Workday; provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the meeting date, the list will reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date. If the meeting is to be held at a place, the list will also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present at the meeting. If the meeting is held solely by means of remote communication, then the list will be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access the list will be provided with the notice of the meeting.

Section 1.10: Action by Written Consent of Stockholders.

1.10.1 General. Unless otherwise provided by the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, will be signed in the manner permitted by law by the holders of outstanding stock having not less than the number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Written stockholder consents will bear the date of signature of each stockholder who signs the consent in the manner permitted by law and will be delivered to Workday at its principal place of business, to an officer or agent of Workday having custody of the book in which proceedings of meetings of stockholders are recorded, or by delivery to Workday’s registered office in the State of Delaware. No written consent will be effective to take the action set forth therein unless, within sixty (60) days of the earliest dated consent delivered to Workday in the manner provided above, written consents signed by a sufficient number of stockholders to take the action set forth therein are delivered to Workday in the manner provided above.

1.10.2 Procedures. An electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or a person or persons authorized to act for a stockholder or proxyholder, will be deemed to be written, signed and dated for the purposes of this section, provided that any such electronic transmission sets forth or is delivered with information from which Workday can determine (i) that the electronic transmission was transmitted by the stockholder or proxyholder or by a person or persons authorized to act for the stockholder or proxyholder and (ii) the date on which such stockholder or proxyholder or authorized person or persons transmitted such electronic transmission. The date on which such electronic transmission is transmitted will be deemed to be the date on which such consent was signed. No consent given by electronic transmission will be deemed to have been delivered until such consent is reproduced in paper form and until such paper form will be delivered to Workday by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of Workday having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to a Corporation’s registered office will be made by hand or by certified or registered mail, return receipt requested. Notwithstanding the foregoing limitations on delivery, consents given by electronic transmission may be otherwise delivered to the principal place of business of Workday or to an officer or agent of Workday having custody of the book in which proceedings of meetings of stockholders are recorded if, to the extent and in the manner provided by resolution of the Board of Directors of Workday.

1.10.3 Notice of Consent. Prompt notice of the taking of corporate action by stockholders without a meeting by less than unanimous written consent of the stockholders will be given to those stockholders who have not consented thereto in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to Workday as required by law. In the case of a Certificate Action (as defined below), if the Delaware General Corporation Law so requires, such notice will be given prior to filing of the certificate in question. If the action which is consented to requires the filing of a certificate under the Delaware General Corporation Law (a “Certificate Action”),

then if the Delaware General Corporation Law so requires, the certificate so filed will state that written stockholder consent has been given in accordance with Section 228 of the Delaware General Corporation Law.

Section 1.11: Inspectors of Elections.

1.11.1 Applicability. Unless otherwise required by the Certificate of Incorporation or by the Delaware General Corporation Law, the following provisions of this Section 1.11 will apply only if and when Workday has a class of voting stock that is: (a) listed on a national securities exchange; (b) authorized for quotation on an automated interdealer quotation system of a registered national securities association; or (c) held of record by more than two thousand (2,000) stockholders; in all other cases, observance of the provisions of this Section 1.11 will be optional, and at the discretion of the Board of Directors.

1.11.2 Appointment. Workday will, in advance of any meeting of stockholders, appoint one or more inspectors of election to act at the meeting and make a written report thereof. Workday may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting will appoint one or more inspectors to act at the meeting.

1.11.3 Inspector’s Oath. Each inspector of election, before entering upon the discharge of his duties, will take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability.

1.11.4 Duties of Inspectors. At a meeting of stockholders, the inspectors of election will (a) ascertain the number of shares outstanding and the voting power of each share, (b) determine the shares represented at a meeting and the validity of proxies and ballots, (c) count all votes and ballots, (d) determine and retain for a reasonable period of time a record of the disposition of any challenges made to any determination by the inspectors, and (e) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.

1.11.5 Opening and Closing of Polls. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting will be announced at the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, will be accepted by the inspectors after the closing of the polls unless the Court of Chancery of the State of Delaware upon application by a stockholder will determine otherwise.

1.11.6 Determinations. In determining the validity and counting of proxies and ballots, the inspectors will be limited to an examination of the proxies, any envelopes submitted with those proxies, any information provided in connection with proxies in accordance with Section 211(e) or Section 212(c)(2) of the Delaware General Corporation Law, or any information provided pursuant to Section 211(a)(2)b.(i) or (iii) of the Delaware General Corporation Law, ballots and the regular books and records of Workday, except that the inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If the inspectors consider other reliable information for the limited purpose permitted under the Delaware General Corporation Law and set forth herein, the inspectors at the time they make their certification of their determinations pursuant to the relevant provisions of the Delaware General Corporation Law set forth herein will specify the precise information considered by them, including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors’ belief that such information is accurate and reliable.

Section 1.12: Notice of Stockholder Business; Nominations.

1.12.1 Annual Meeting of Stockholders.

(a) Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders will be made at an annual meeting of stockholders (i) pursuant to Workday’s notice of such meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of Workday who was a stockholder of record at the time of giving of the notice provided for in this Section 1.12, who is entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 1.12.

(b) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to Section 1.12.1(a):

(i) the stockholder must have given timely notice thereof in writing to the Secretary of Workday;

(ii) any such proposed business (other than the nomination of persons for election to the Board of Directors) must constitute a proper matter for stockholder action;

(iii) if the stockholder, or the beneficial owner on whose behalf any such proposal or nomination is made, has provided Workday with a Solicitation Notice, as that term is defined in this Section, such stockholder or beneficial owner must, in the case of a proposal other than the nomination of persons for election to the Board of Directors, have delivered a proxy statement and form of proxy to holders of at least the percentage of Workday’s voting shares required under applicable law to carry any such proposal, or, in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of a percentage of Workday’s voting shares reasonably believed by such stockholder or beneficial holder to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder, and must, in either case, have included in such materials the Solicitation Notice; and

(iv) if no Solicitation Notice relating thereto has been timely provided pursuant to this Section, the stockholder or beneficial owner proposing such business or nomination must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice under this Section.

To be timely, a stockholder’s notice must be delivered to the Secretary at the principal executive offices of Workday not later than the close of business on the seventy-fifth (75th) day nor earlier than the close of business on the one hundred and fifth (105th) day prior to the first anniversary of the preceding year’s annual meeting (except in the case of the calendar year 2013 annual meeting, for which such notice will be timely if delivered in the same time period as if such meeting were a special meeting governed by Section 1.12.2); provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so delivered (A) no earlier than the close of business on the one hundred and fifth (105th) day prior to the currently proposed annual meeting date and (B) no later than the close of business on the later of the seventy-fifth (75th) day prior to such annual meeting or the close of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by Workday. In no event will the Public Announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Such stockholder’s notice will set forth:

(x) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (i) all information relating to such person that would be required to be disclosed in solicitations of proxies for election of directors, or would be otherwise required, in each case pursuant to and in accordance with Section 14(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, and (ii) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected;

(y) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made;

(z) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (i) the name and address of such stockholder, as they appear on Workday’s books, and of such beneficial owner, (ii) the class or series and number of shares of capital stock of Workday that are owned beneficially and held of record by such stockholder and such beneficial owner, (iii) a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such stockholder and such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, including, in the case of a nomination, the nominee, (iv) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder and any such beneficial owner, whether or not such instrument or right will be subject to settlement in underlying shares of capital stock of Workday, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner, with respect to shares of stock of Workday, (v) a representation that the stockholder is a holder of record of stock of Workday entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (vi) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of Workday’s voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of Workday’s voting shares to elect such nominee or nominees (an affirmative statement of such intent being a “Solicitation Notice”) and (vii) any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.

Workday may require any proposed nominee to furnish such other information as it may reasonably require to determine (i) the eligibility of such proposed nominee to serve as a director of Workday, (ii) whether such nominee qualifies as an “independent director” or “audit committee financial expert” under applicable law, securities exchange rule or regulation, or any committee charter of Workday, and (iii) whether such nominee meets any publicly disclosed minimum director qualifications established by Workday.

(c) Notwithstanding anything in the second sentence of Section 1.12.1(b) to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased effective after the time period for which nominations would otherwise be due under Section 1.12.1(b) and there is no Public Announcement by Workday naming all of the nominees for director or specifying the size of the increased Board of Directors at least seventy five (75) days prior to the first anniversary of the preceding year’s annual meeting (or, if the annual meeting is held more than thirty (30) days before or sixty (60) days after such anniversary date, at least seventy five (75) days prior to such annual meeting), a stockholder’s notice required by this Section 1.12 will also be considered timely, but only with respect to nominees for any new positions created by such increase, if it will be delivered to the Secretary of Workday at the principal executive office of Workday no later than the close of business on the tenth (10th) day following the day on which such Public Announcement is first made by Workday.

1.12.2 Special Meetings of Stockholders. Only such business will be conducted at a special meeting of stockholders as will have been brought before the meeting pursuant to Workday’s notice of such meeting. Stockholders will not be permitted to propose business to be brought before a special meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to Workday’s notice of such meeting (a) by or at the direction of the Board of Directors or any committee thereof or (b) provided that the Board of Directors has determined that directors will be elected at such meeting, by any stockholder of Workday who is a stockholder of record at the time of giving of notice of the special meeting, who will be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 1.12. In the event Workday calls a special meeting of stockholders for the purpose of electing one or more directors to the

Board of Directors, any such stockholder entitled to vote in the election of such directors may nominate a person or persons (as the case may be), for election to such position(s) as specified in Workday’s notice of meeting, if the stockholder provides notice of such nomination containing the information required by Section 1.12.1(b) and such notice is delivered to the Secretary of Workday at the principal executive offices of Workday (i) no earlier than the one hundred fifth (105th) day prior to such special meeting and (ii) no later than the close of business on the later of the seventy fifth (75th) day prior to such special meeting or the tenth (10th) day following the day on which Public Announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event will the Public Announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

1.12.3 General.

(a) Only such persons who are nominated in accordance with the procedures set forth in this Section 1.12 will be eligible to be elected at a meeting of the stockholders and to serve as directors and only such business will be conducted at a meeting of stockholders as will have been brought before the meeting in accordance with the procedures set forth in this Section 1.12. Except as otherwise provided by law or these Bylaws, the chairperson of the meeting will have the power and duty to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 1.12 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made or solicited (or is part of a group that solicited) or did not so solicit, as the case may be, proxies or votes in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by Section 1.12.1(b)(z)(vi)) and, if any proposed nomination or business is not in compliance herewith, to declare that such defective proposal or nomination will be disregarded or that such proposed business will not be transacted. Notwithstanding the foregoing provisions of this Section 1.12, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of Workday to present a nomination or proposed business, such nomination will be disregarded and such proposed business will not be transacted, notwithstanding that proxies in respect of such vote may have been received by Workday. For purposes of this Section 1.12.3, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(b) For purposes of this Section 1.12, the term “Public Announcement” will mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by Workday with the Securities and Exchange Commission pursuant to section 13, 14 or 15(d) of the Exchange Act.

(c) A stockholder providing notice of nominations of persons for election to the Board of Directors at an annual or special meeting of stockholders or notice of business proposed to be brought before an annual meeting of stockholders will further update and supplement such notice so that the information provided or required to be provided in such notice pursuant to this Section 1.12 will be true and correct both as of the record date for the determination of stockholders entitled to notice of the meeting and as of the date that is ten (10) business days before the meeting or any adjournment or postponement thereof, and such updated and supplemental information will be delivered to, or mailed and received by, the Secretary at the principal executive offices of Workday (a) in the case of information that is required to be updated and supplemented to be true and correct as of the record date for the determination of stockholders entitled to notice of the meeting, not later than the later of five (5) business days after such record date or five (5) business days after the Public Announcement of such record date, and (b) in the case of information that is required to be updated and supplemented to be true and correct as of ten (10) business days before the meeting or any adjournment or postponement thereof, not later than eight (8) business days before the meeting or any adjournment or postponement thereof (or if not practicable to provide such updated and supplemental information not later than eight (8) business days before any adjournment or postponement, on the first practicable date before any such adjournment or postponement).

(d) Section 1.12.1 is expressly intended to apply to any business proposed to be brought before an annual meeting of stockholders other than any proposal made pursuant to Rule 14a-8 under the Exchange Act. Nothing in this Section 1.12 will be deemed to affect any rights of (a) stockholders to request inclusion of proposals in Workday’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (b) the holders of any series of Preferred Stock to elect directors elected by one or more series of Preferred Stock pursuant to any applicable provisions of the Certificate of Incorporation.

ARTICLE II: BOARD OF DIRECTORS

Section 2.1: Number; Qualifications. The initial number of directors constituting the total number of authorized directors of the Board of Directors will be seven (7), and thereafter the number of directors constituting the total number of authorized directors of the Board of Directors will be the number fixed by resolution of the Board of Directors, or as otherwise determined in the manner provided in the Certificate of Incorporation. In the event of any increase or decrease in the authorized number of directors, (i) each director then serving as such will nevertheless continue as a director of the class of which he or she is a member until the expiration of such director’s current term or his or her prior death, disqualification, resignation, retirement, or removal from office, and (ii) the newly created or eliminated directorships resulting from such increase or decrease will be apportioned by the Board of Directors among the three classes of directors as it sees fit. No decrease in the authorized number of directors will shorten the term of any incumbent director. Directors need not be stockholders of Workday.

Section 2.2: Election; Resignation; Vacancies. Directors will be elected for such terms and in the manner provided by the Certificate of Incorporation and applicable law. Each director will hold office until such director’s successor is duly elected and qualified, or until such director’s earlier death, resignation or removal. Any director may resign at any time upon notice to Workday given in writing or by electronic transmission. Such resignation will take effect at the date of receipt of such notice or at any later time specified therein. Acceptance of such resignation will not be necessary to make it effective. Except as otherwise provided by the Certificate of Incorporation or by applicable law, any vacancy in the Board of Directors resulting from the death, resignation, removal or disqualification of any director or for any other reason, and any newly created directorship resulting from any increase in the authorized number of directors to be elected by all stockholders entitled to vote generally in the election of directors, may be filled by the stockholders, by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

Section 2.3: Regular Meetings. Regular meetings of the Board of Directors may be held at such places, within or without the State of Delaware, and at such dates and times as the Chairperson of the Board of Directors, a Chief Executive Officer, the Secretary or a majority of the members of the Board of Directors may from time to time determine. Notice of the time, date and place of such meeting will be given, orally, in writing or by electronic transmission (including electronic mail), by the person or persons calling the meeting or the Secretary to all directors at least four (4) days before the meeting if the notice is mailed, or at least twenty-four (24) hours before the meeting if such notice is given by telephone, hand delivery, facsimile, electronic mail or other means of electronic transmission. Notice of regular meetings need not be given if the date, times and places thereof are fixed by resolution of the Board of Directors.

Section 2.4: Special Meetings. Special meetings of the Board of Directors may be called by the Chairperson of the Board of Directors, a Chief Executive Officer, the Secretary or a majority of the members of the Board of Directors then in office and may be held at any time, date or place, within or without the State of Delaware, as the person or persons calling the meeting will fix. Notice of the time, date and place of such meeting will be given, orally, in writing or by electronic transmission (including electronic mail), by the person or persons calling the meeting or the Secretary to all directors at least four (4) days before the meeting if the notice is mailed, or at least twenty-four (24) hours before the meeting if such notice is given by telephone, hand delivery, facsimile, electronic mail or other means of electronic transmission. Unless otherwise indicated in the notice, any and all business may be transacted at a special meeting.

Section 2.5: Remote Meetings Permitted. Members of the Board of Directors, or any committee of the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to conference telephone or other communications equipment will constitute presence in person at such meeting.

Section 2.6: Quorum; Vote Required for Action. Subject to Section 2.2 above, a majority of the Whole Board will constitute a quorum for the transaction of business. If a quorum fails to attend any meeting, a majority of those present may adjourn the meeting to another place, date or time without further notice thereof. Except as otherwise provided herein or in the Certificate of Incorporation, or required by law, the vote of a majority of the directors present at a meeting at which a quorum is present will be the act of the Board of Directors. A meeting at which quorum is initially present may continue to transact business, notwithstanding the withdrawal of enough directors to leave less than a quorum.

Section 2.7: Organization. Meetings of the Board of Directors will be presided over by the Chairperson of the Board of Directors or, in such person’s absence, by a Chief Executive Officer or, in such person’s absence, by a chairperson chosen by the Board of Directors at the meeting. The Secretary will act as secretary of the meeting, but in such person’s absence, the chairperson of the meeting may appoint any person to act as secretary of the meeting.

Section 2.8: Written Action by Directors. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee, respectively. Such filing will be in paper form if the minutes are maintained in paper form and will be in electronic form if the minutes are maintained in electronic form.

Section 2.9: Powers. The Board of Directors may, except as otherwise required by law or the Certificate of Incorporation, exercise all such powers and do all such acts and things as may be exercised or done by Workday.

Section 2.10: Fees and Compensation of Directors. Directors, as such, may receive, pursuant to a resolution of the Board of Directors, fees and other compensation for their services as directors, including without limitation their services as members of committees of the Board of Directors. No such compensation will preclude any director from serving Workday in any other capacity and receiving compensation therefor.

ARTICLE III: COMMITTEES

Section 3.1: Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of Workday. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting of such committee who are not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in a resolution of the Board of Directors, will have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of Workday and may authorize the seal of Workday to be affixed to all papers that may require it; but no such committee will have the power or authority in reference to the following matters: (a) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of members of the Board of Directors) expressly required by the Delaware General Corporation Law to be submitted to stockholders for approval or (b) adopting, amending or repealing any bylaw of Workday.

Section 3.2: Committee Minutes; Committee Rules. Each committee will keep regular minutes of its meetings and, except as otherwise provided in the resolutions of the Board of Directors establishing such committee, will report the same to the Board of Directors as requested by the Board of Directors or as otherwise required. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules, each committee will conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these Bylaws.

ARTICLE IV: OFFICERS

Section 4.1: Generally. The officers of Workday will consist of a Chairman of the Board of Directors, one or more Chief Executive Officers, a President, one or more Vice Presidents, a Secretary, a Chief Financial Officer, a Treasurer and such other officers, including a Controller, one or more Assistant Treasurers and one or more Assistant Secretaries, as may from time to time be appointed by the Board of Directors. All officers will be elected by the Board of Directors; provided, however, that the Board of Directors may empower a Chief Executive Officer of Workday to appoint officers other than the Chairman of the Board of Directors, a Chief Executive Officer, the President, the Chief Financial Officer or the Treasurer. Each officer will hold office until such person’s successor is elected and qualified or until such person’s earlier resignation, death or removal. Any number of offices may be held by the same person. Any officer may resign at any time upon written notice to Workday. Any vacancy occurring in any office of Workday by death, resignation, removal or otherwise may be filled by the Board of Directors or, if the vacancy is of an office that a Chief Executive Officer has been empowered to appoint, a Chief Executive Officer.

Section 4.2: Co-Chief Executive Officers. Subject to the control of the Board of Directors and such supervisory powers, if any, as may be given by the Board of Directors, the powers and duties of each Chief Executive Officer of Workday, acting individually or together as they so determine, are:

(a) To act as the general manager and, subject to the control of the Board of Directors, to have general supervision, direction and control of the business and affairs of Workday;

(b) Subject to Article I, Section 1.6 of these Bylaws, to preside at all meetings of the stockholders;

(c) Subject to the Certificate of Incorporation and Article I, Section 1.2 of these Bylaws, to call special meetings of the stockholders to be held at such times and, subject to the limitations prescribed by law or by these Bylaws, at such places as he or she will deem proper; and

(d) To affix the signature of Workday to all deeds, conveyances, mortgages, guarantees, leases, obligations, bonds, certificates and other papers and instruments in writing which have been authorized by the Board of Directors or which, in the judgment of a Chief Executive Officer, should be executed on behalf of Workday; to sign certificates for shares of stock of Workday; and, subject to the direction of the Board of Directors, to have general charge of the property of Workday and to supervise and control all officers, agents and employees of Workday.

The Board of Directors will designate a person or persons to be a Chief Executive Officer. If the Board of Directors has not designated any other officer to be a Chief Executive Officer, then the President will be a Chief Executive Officer.

Section 4.3: Chairperson of the Board of Directors. The Chairperson of the Board of Directors will have the power to preside at all meetings of the Board of Directors and will have such other powers and duties as provided in these Bylaws and as the Board of Directors may from time to time prescribe.

Section 4.4: President. The Board of Directors will designate a person to be a President of Workday. If the Board of Directors has not designated any person to be President, then a Chief Executive Officer will be the President.

Subject to the provisions of these Bylaws and to the direction of the Board of Directors, and subject to the supervisory powers of a Chief Executive Officer (if a Chief Executive Officer is an officer other than the President), and subject to such supervisory powers and authority as may be given by the Board of Directors to the Chairperson of the Board of Directors, and/or to any other officer, the President will have the responsibility for the general management and control of the business and affairs of Workday and the general supervision and direction of subordinate officers, employees and agents of Workday, including the power to sign certificates representing shares of capital stock of Workday, and will perform all duties and have all powers that are commonly incident to the office of President or that are delegated to the President by the Board of Directors.

Section 4.5: Vice President. Each Vice President will have all such powers and duties as are commonly incident to the office of Vice President, including the power to sign certificates representing shares of capital stock of Workday, or that are delegated to him or her by the Board of Directors or a Chief Executive Officer. A Vice President may be designated by the Board of Directors to perform the duties and exercise the powers of a Chief Executive Officer or the President in the event of such person’s absence or disability.

Section 4.6: Chief Financial Officer. The person holding the office of Chief Financial Officer will be the Treasurer of Workday unless the Board of Directors designates another officer as the Treasurer of Workday. Subject to the direction of the Board of Directors and a Chief Executive Officer, the Chief Financial Officer will perform all duties and have all powers that are commonly incident to the office of Chief Financial Officer.

Section 4.7: Treasurer. The Treasurer will have custody of all monies and securities of Workday. The Treasurer will make such disbursements of the funds of Workday as are authorized and will render from time to time an account of all such transactions. The Treasurer will also perform such other duties and have such other powers as are commonly incident to the office of Treasurer, including the power to sign certificates representing shares of capital stock of Workday, or as the Board of Directors or a Chief Executive Officer may from time to time prescribe.

Section 4.8: Secretary. The Secretary will issue or cause to be issued all authorized notices for, and will keep, or cause to be kept, minutes of all meetings of the stockholders and the

Board of Directors. The Secretary will have charge of the corporate minute books and similar records and will perform such other duties and have such other powers as are commonly incident to the office of Secretary, including the power to sign certificates representing shares of capital stock of Workday, or as the Board of Directors or a Chief Executive Officer may from time to time prescribe.

Section 4.9: Delegation of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer of Workday to any other officers or agents of Workday, notwithstanding any provision hereof.

Section 4.10: Removal. Any officer of Workday will serve at the pleasure of the Board of Directors and may be removed at any time, with or without cause, by the Board of Directors; provided that if the Board of Directors has empowered a Chief Executive Officer to appoint any officer of Workday, then any such officer may also be removed by a Chief Executive Officer. Such removal will be without prejudice to the contractual rights of such officer, if any, with Workday.

ARTICLE V: STOCK

Section 5.1: Certificates. The shares of capital stock of Workday will be represented by certificates; provided, however, that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its capital stock may be uncertificated shares. Any such resolution will not apply to shares represented by a certificate until such certificate is surrendered to Workday. Every holder of stock represented by certificates will be entitled to have a certificate signed by, or in the name of Workday by, the Chairperson or Vice-Chairperson of the Board of Directors, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of Workday, representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate will have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by Workday with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

Section 5.2: Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates or Uncertificated Shares. Workday may issue a new certificate of stock, or uncertificated shares, in the place of any certificate previously issued by it, alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed, and Workday may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to agree to indemnify Workday and/or to give Workday a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

Section 5.3: Multiple Classes of Stock. If Workday is authorized to issue more than one class of stock or more than one series of any class, Workday will (a) cause the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights to be set forth in full or summarized on the face or back of any certificate that Workday issues to represent shares of such class or series of stock or (b) in the case of uncertificated shares, within a reasonable time after the issuance or transfer of such shares, send to the registered owner thereof a written notice containing the information required to be set forth on certificates as specified in clause (a) above; provided, however, that, except as otherwise provided by applicable law, in lieu of the foregoing requirements, there may be set forth on the face or back of such certificate or, in the case of uncertificated shares, on such written notice a statement that Workday will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights.

Section 5.4: Consideration and Payment for Shares.

5.4.1 Permitted Consideration. Subject to applicable law and the Certificate of Incorporation, shares of stock may be issued for such consideration, having in the case of shares with par value a value not less than the par value thereof, and to such persons, as determined from time to time by the Board of Directors. The consideration may consist of any tangible or intangible property or benefit to Workday including, but not limited to, cash, promissory notes, services performed, contracts for services to be performed or other securities.

5.4.2 Payment for Shares. Subject to applicable law and the Certificate of Incorporation, shares may not be issued until the full amount of the consideration has been paid, unless upon the face or back of each certificate issued to represent any partly paid shares of capital stock or upon the books and records of Workday in the case of partly paid uncertificated shares, there will have been set forth the total amount of the consideration to be paid therefor and the amount paid thereon up to and including the time said certificate representing certificated shares or said uncertificated shares are issued.

Section 5.5: Transfer of Stock.

5.5.1 Complete Transfers. If a certificate representing shares of Workday is presented to Workday with an endorsement requesting the registration of transfer of such shares or an instruction is presented to Workday requesting the registration of transfer of uncertificated shares, Workday will register the transfer as requested if:

(a) in the case of certificated shares, the certificate representing such shares has been surrendered;

(b) (i) with respect to certificated shares, the endorsement is made by the person specified by the certificate as entitled to such shares; (ii) with respect to uncertificated shares, an instruction is made by the registered owner of such uncertificated shares; or (iii) with respect to certificated shares or uncertificated shares, the endorsement or instruction is made by any other appropriate person or by an agent who has actual authority to act on behalf of the appropriate person;

(c) Workday has received a guarantee of signature of the person signing such endorsement or instruction or such other reasonable assurance that the endorsement or instruction is genuine and authorized as Workday may request;

(d) the transfer does not violate any restriction on transfer imposed by Workday that is enforceable in accordance with Section 5.7.1; and

(e) such other conditions for such transfer as will be provided for under applicable law have been satisfied.

5.5.2 Other Transfers. Whenever any transfer of shares will be made for collateral security and not absolutely, Workday will so record such fact in the entry of transfer if, when the certificate for such shares is presented to Workday for transfer or, if such shares are uncertificated, when the instruction for registration of transfer thereof is presented to Workday, both the transferor and transferee request Workday to do so.

Section 5.6: Registered Stockholders. Before due presentment for registration of transfer of a certificate representing shares of Workday or of an instruction requesting registration of transfer of uncertificated shares, Workday may treat the registered owner as the person exclusively entitled to inspect for any proper purpose the stock ledger and the other books and records of Workday, vote such shares, receive dividends or notifications with respect to such shares and otherwise exercise all the rights and powers of the owner of such shares, except that a person who is the beneficial owner of such shares (if held in a voting trust or by a nominee on behalf of such person) may, upon providing documentary evidence of beneficial ownership of such shares and satisfying such other conditions as are provided under applicable law, may also so inspect the books and records of Workday.

Section 5.7: Effect of Restrictions on Transfer.

5.7.1 Enforceability. A written restriction on the transfer or registration of transfer of shares of Workday or on the amount of shares of Workday that may be owned by any person or group of persons, if permitted by the Delaware General Corporation Law and noted conspicuously on the certificate representing such shares or, in the case of uncertificated shares, contained in a notice to the registered owner of such shares, may be enforced against the holder of such shares or any successor or transferee of the holder including an executor, administrator, trustee, guardian or other fiduciary entrusted with like responsibility for the person or estate of the holder.

5.7.2 Notification. A restriction imposed by Workday on the transfer or the registration of shares of Workday or on the amount of shares of Workday that may be owned by any person or group of persons, even if otherwise lawful, is ineffective against a person without actual knowledge of such restriction unless: (i) the shares are certificated and such restriction is noted conspicuously on the certificate; or (ii) the shares are uncertificated and such restriction was contained in a notice sent by Workday to the registered owner of such shares within a reasonable time after the issuance or transfer of such shares.

Section 5.8: Regulations. The Board of Directors or its delegates will have power and authority to make such additional rules and regulations, subject to any applicable requirement of law, as the Board of Directors may deem necessary and appropriate with respect to the issue, transfer or registration of transfer of shares of stock or certificates representing shares. The Board of Directors may appoint one or more transfer agents or registrars and may require for the validity thereof that certificates representing shares bear the signature of any transfer agent or registrar so appointed.

ARTICLE VI: INDEMNIFICATION

Section 6.1: Indemnification of Officers and Directors. Each person who was or is made a party to, or is threatened to be made a party to, or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that such person (or a person of whom such person is the legal representative), is or was a director or officer of Workday or a Reincorporated Predecessor (as defined below) or is or was serving at the request of Workday or a Reincorporated Predecessor (as defined below) as a director or officer of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (any such person, an “Indemnitee”), will, subject to the terms of any indemnification agreement between such person and Workday, be indemnified and held harmless by Workday to the fullest extent permitted by the Delaware General Corporation Law, against all expenses, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, provided such person acted in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. Such indemnification will continue as to a person who has ceased to be a director or officer and will inure to the benefit of such person’s heirs, executors and administrators. Notwithstanding the foregoing, Workday will indemnify any such person seeking indemnity in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the Board of Directors of Workday. Workday may, by action of the Board of Directors or a Chief Executive Officer, provide indemnification to employees and agents of Workday with the same scope and effect as the foregoing indemnification of directors and officers. As used herein, the term “Reincorporated Predecessor” means a corporation that is merged with and into Workday in a statutory merger where (a) Workday is the surviving corporation of such merger; (b) the primary purpose of such merger is to change the corporate domicile of the Reincorporated Predecessor to Delaware.

Section 6.2: Advancement of Expenses. Except as otherwise provided in a written indemnification agreement between Workday and a director or officer, Workday will pay all expenses (including attorneys’ fees) incurred by such a director or officer in defending any such Proceeding as they are incurred in advance of its final disposition; provided, however, that if the Delaware General Corporation Law then so requires, the payment of such expenses incurred by such a director or officer in advance of the final disposition of such Proceeding will be made only upon delivery to Workday of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified under this Article VI or otherwise; and provided, further, that Workday will not be required to advance any expenses to a person against whom Workday directly brings a claim, in a Proceeding, alleging that such person has breached such person’s duty of loyalty to Workday, committed an act or omission not in good faith or that involves intentional misconduct or a knowing violation of law, or derived an improper personal benefit from a transaction.

Section 6.3: Non-Exclusivity of Rights. The rights conferred on any person in this Article VI will not be exclusive of any other right that such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote or consent of stockholders or disinterested directors, or otherwise. Additionally, nothing in this Article VI will limit the ability of Workday, in its discretion, to indemnify or advance expenses to persons whom Workday is not obligated to indemnify or advance expenses pursuant to this Article VI.

Section 6.4: Indemnification Contracts. Either the Board of Directors or a Chief Executive Officer is authorized to cause Workday to enter into indemnification contracts with any director, officer, employee or agent of Workday, or any person serving at the request of Workday as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, providing indemnification rights to such person. Such rights may be greater than those provided in this Article VI.

Section 6.5: Effect of Amendment. Any amendment, repeal or modification of any provision of this Article VI will be prospective only, and will not adversely affect any right or protection conferred on a person pursuant to this Article VI and existing at the time of such amendment, repeal or modification.

Section 6.6: Nature of Rights. The rights conferred upon Indemnitees in this Article VI will be contract rights and such rights will continue as to an Indemnitee who has ceased to be a director or officer of Workday and will inure to the benefit of the Indemnitee’s heirs, executors and administrators.

Section 6.7: Insurance. Workday may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of Workday, or is or was serving at the request of Workday as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not Workday would have the power to indemnify him or her against such liability under the provisions of the Delaware General Corporation Law.

ARTICLE VII: NOTICES

Section 7.1: Notice.

7.1.1 Form and Delivery. Except as otherwise specifically provided in these Bylaws (including, without limitation, Section 2.4 above or Section 7.1.2 below) or required by law, all notices required to be given pursuant to these Bylaws will be in writing and may (a) in every instance in connection with any delivery to a member of the Board of Directors, be effectively given by hand delivery (including use of a delivery service), by depositing such notice in the mail, postage prepaid, or by sending such notice by prepaid overnight express courier, facsimile, electronic mail or other form of electronic transmission and (b) be effectively be delivered to a stockholder when given by hand delivery, by depositing such notice in the mail, postage prepaid or, if specifically consented to by the stockholder as described in Section 7.1.2 of this Article VII, by sending such notice by electronic transmission. Any such notice will be addressed to the person to whom notice is to be given at such person’s address as it appears on the records of Workday. Except as otherwise provided by law, the notice will be deemed given (a) in the case of hand delivery, when received by the person to whom notice is to be given or by any person accepting such notice on behalf of such person, (b) in the case of delivery by mail, upon deposit in the mail, postage prepaid, (c) in the case of delivery by overnight express courier, when dispatched, and (d) in the case of delivery via facsimile, electronic mail or other form of electronic transmission, when dispatched.

7.1.2 Electronic Transmission. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by Workday under any provision of the Delaware General Corporation Law, the Certificate of Incorporation, or these Bylaws will be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given in accordance with Section 232 of the Delaware General Corporation Law. Any such consent will be revocable by the stockholder by written notice to Workday. Any such consent will be deemed revoked if (a) Workday is unable to deliver by electronic transmission two consecutive notices given by Workday in accordance with such consent and (b) such inability becomes known to the Secretary or an Assistant Secretary of Workday or to the transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation will not invalidate any meeting or other action. Notice given pursuant to this Section 7.1.2 will be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of such posting and the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the stockholder.

7.1.3 Affidavit of Giving Notice. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of Workday that the notice has been given in writing or by a form of electronic transmission will, in the absence of fraud, be prima facie evidence of the facts stated therein.

Section 7.2: Waiver of Notice. Whenever notice is required to be given under any provision of the Delaware General Corporation Law, the Certificate of Incorporation or these Bylaws, a written waiver of notice, signed by the person entitled to notice, or waiver by electronic transmission by such person, whether before or after the time stated therein, will be deemed equivalent to notice. If waiver of notice is given by electronic transmission, such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized. Attendance of a person at a meeting will constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any waiver of notice.

ARTICLE VIII: INTERESTED DIRECTORS

Section 8.1: Interested Directors; Quorum. No contract or transaction between Workday and one or more of its directors or officers, or between Workday and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, will be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof that authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose, if: (a) the material facts as to his, her or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; (b) the material facts as to his, her or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (c) the contract or transaction is fair as to Workday as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof, or the stockholders. Interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes the contract or transaction.

ARTICLE IX: MISCELLANEOUS

Section 9.1: Fiscal Year. The fiscal year of Workday will be February 1 to January 31, unless otherwise determined by resolution of the Board of Directors.

Section 9.2: Seal. The Board of Directors, the President or the Secretary may provide for a corporate seal, which will have the name of Workday inscribed thereon and will otherwise be in such form as may be approved from time to time by such person or persons.

Section 9.3: Form of Records. Any records maintained by Workday in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on or by means of, or be in the form of, diskettes, computer hard drives, servers, or any other information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time. Workday will so convert any records so kept upon the request of any person entitled to inspect such records pursuant to any provision of the Delaware General Corporation Law.

Section 9.4: Reliance Upon Books and Records. A member of the Board of Directors, or a member of any committee designated by the Board of Directors will, in the performance of such person’s duties, be fully protected in relying in good faith upon records of Workday and upon such information, opinions, reports or statements presented to Workday by any of Workday’s officers or employees, or committees of the Board of Directors, or by any other person as to matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of Workday.

Section 9.5: Dividends. Dividends on the capital stock of Workday, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law, and may be paid in cash, in property or in shares of capital stock.

Section 9.6: Certificate of Incorporation Governs. In the event of any conflict between the provisions of the Certificate of Incorporation and Bylaws, the provisions of the Certificate of Incorporation will govern.

Section 9.7: Severability. If any provision of these Bylaws will be held to be invalid, illegal, unenforceable or in conflict with the provisions of the Certificate of Incorporation, then such provision will nonetheless be enforced to the maximum extent possible consistent with such holding and the remaining provisions of these Bylaws (including without limitation, all portions of any section of these Bylaws containing any such provision held to be invalid, illegal, unenforceable or in conflict with the Certificate of Incorporation, that are not themselves invalid, illegal, unenforceable or in conflict with the Certificate of Incorporation) will remain in full force and effect.

ARTICLE X: AMENDMENT

Notwithstanding any other provision of these Bylaws, any alteration, amendment or repeal of these Bylaws, or the adoption of new Bylaws, will require the approval of the Board of Directors or the stockholders of Workday as provided by the Certificate of Incorporation and applicable law.

CERTIFICATION OF AMENDED AND RESTATED BYLAWS

OF

WORKDAY, INC.

(a Delaware corporation)

KNOW ALL BY THESE PRESENTS:

I, James P. Shaughnessy, certify that I am Secretary of Workday, Inc., a Delaware corporation (“Workday”), that I am duly authorized to make and deliver this certification, that the attached Bylaws are a true and correct copy of the Amended and Restated Bylaws of Workday in effect as of the date of this certificate.

Dated:	March 8, 2013

/s/ James P. Shaughnessy James P. Shaughnessy, Secretary